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                         CONSENT OF INDEPENDENT AUDITORS

The Trustees and Shareholder
Keystone Small Company Growth Fund II

         We consent to the use of our report dated February 7, 1996 included herein and to the reference to our firm under the caption "ADDITIONAL INFORMATION" in the statement of additional information.

                                               KPMG PEAT MARWICK LLP

Boston, Massachusetts
February 8, 1996